                                                                  EXECUTION COPY

                    GE EQUIPMENT MIDTICKET LLC, SERIES 2006-1

                               Asset Backed Notes

                             UNDERWRITING AGREEMENT

                                                                December 5, 2006

MORGAN STANLEY & CO. INCORPORATED
   Acting on behalf of itself and as the Representative of the several
   Underwriters named in Schedule I hereto (in either such capacity sometimes herein the "Representative")
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     Section 1. Introductory. GE Equipment Midticket LLC, Series 2006-1 (the
"Company"), CEF Equipment Holding, L.L.C. ("CEFEH" or the "Depositor") and
General Electric Capital Corporation ("GECC") propose to cause the sale of the
GE Equipment Midticket LLC, Series 2006-1 Asset Backed Notes, consisting of the
Class A-1 Notes (the "Class A-1 Notes"), the Class A-2 Notes (the "Class A-2
Notes"), the Class A-3 Notes (the "Class A-3 Notes"), the Class A-4 Notes (the
"Class A-4 Notes"), the Class B Notes (the "Class B Notes") and the Class C
Notes (the "Class C Notes" and together with the Class A-1 Notes, the Class A-2
Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the
"Notes"). The Notes will be issued pursuant to an Indenture, dated as of
December 14, 2006 (the "Indenture"), between the Company and The Bank of New
York, as indenture trustee (the "Indenture Trustee"). The Notes will be issued in an aggregate initial principal amount of $1,053,773,000. The Notes are being purchased by the entities specified in Schedule I hereto (each an "Underwriter,"
and together the "Underwriters").

     The Notes will be secured by the Collateral, including without limitation, a pool of equipment loans and finance leases secured by transportation equipment, industrial equipment, construction equipment, furniture and fixtures, maritime assets, technology and telecommunications equipment or other equipment and the related security interests in the equipment financed thereby
(collectively, the "Loans") and certain rights under the Interest Rate Swap
Agreements, each to be dated December 14, 2006 (the "Interest Rate Swap
Agreements"), between the Company and General Electric Capital Services, Inc.
("GECS"). Pursuant to a Loan Sale Agreement, dated as of December 14, 2006 (the
"Loan Sale Agreement"), between the Depositor and GECC, GECC will sell the Loans to the Depositor. Pursuant to a Loan Purchase and Sale Agreement, dated as of
December 14, 2006 (the "Loan Purchase and Sale Agreement"), between the
Depositor and the Company, the Depositor will sell, transfer and convey to the
Company, without recourse, all of its right, title and interest in the Loans.
Pursuant to the

Servicing Agreement, to be dated as of December 14, 2006 (the "Servicing
Agreement") between GECC, as servicer, and the Company, GECC will service the
Loans.

     Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture.

     The Class A-1 Notes shall bear interest at 5.30138% per annum, the Class
A-2 Notes shall bear interest at 5.10% per annum, the Class A-3 Notes shall bear interest at One-Month LIBOR plus 0.01% per annum, the Class A-4 Notes shall bear interest at the then applicable One-Month LIBOR plus 0.03% per annum, the Class
B Notes shall bear interest at the then applicable One-Month LIBOR plus 0.15%
per annum and the Class C Notes shall bear interest at the then applicable
One-Month LIBOR plus 0.32% per annum.

     The Depositor has prepared and filed a shelf registration statement on Form
S-3 (having the registration number 333-132242), including a form of prospectus and any supplements or amendments thereto filed prior to the date hereof, with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), relating to the Notes, which registration statement has been declared effective by the
Commission not more than three years prior to the date hereof. If any post-effective amendment to such registration statement has been filed with respect thereto, prior to the execution and delivery of this Underwriting
Agreement, the most recent such amendment has been declared effective by the
Commission. For purposes of this Underwriting Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the
Commission, and "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Underwriting Agreement as the
"Registration Statement." The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act ("Rule 424(b)") a supplement (the
"Prospectus Supplement") to the prospectus included in the Registration
Statement (such prospectus, in the form it appears in the Registration
Statement, or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Base Prospectus")
relating to the Notes and the method of distribution thereof. The Base
Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the "Prospectus."

     Prior to the "Time of Sale" (as defined below), the Depositor also had prepared a Preliminary Prospectus with respect to the Notes. As used herein,
"Preliminary Prospectus" means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Depositor to the
Representative in accordance with the provisions hereof. As used herein, "Time of Sale" means 1:10 p.m. (New York City time) on December 5, 2006 (the time the first Contract of Sale was entered into as designated by the Representative).

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     Section 2. Representations, Warranties and Covenants of the Depositor and
GECC.

     (a) The Depositor represents and warrants to the Underwriters, as of the date hereof, that:

          (i) (x) The conditions to the use of a registration statement on Form
     S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the
     Commission.

               (y) As of the Closing Date (as such term is defined below), the
     Registration Statement, the Preliminary Prospectus and the Prospectus,
     except with respect to any modification as to which the Representative has been notified, shall be in all substantive respects in the form furnished to the Representative or its counsel before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest
     Preliminary Prospectus that has previously been furnished to the
     Representative) as the Depositor or GECC has advised the Representative, before such time, will be included or made therein.

               (z) The Registration Statement, as of the Effective Date,
     conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and
     Regulations") and of the Trust Indenture Act of 1939; on the date of this
     Underwriting Agreement, the Prospectus conforms, and as of the time of filing the Prospectus pursuant to Rule 424(b), the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and
     Regulations; the Registration Statement, at the Effective Time, did not
     contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and the Designated Static Pool
     Information (as defined below), taken together, as of its date, and as of the time of filing pursuant to Rule 424(b), will not include any untrue statement of a material fact required to be stated therein or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that the Depositor makes no representations or warranties as to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee and (II) anything contained in or omitted from such Registration Statement or such Prospectus in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of any Underwriter specifically for use in the preparation thereof, which information consists of the Underwriters'
     Information (as defined herein); provided, further, that this paragraph (z)
     makes no representation and warranty as to the Preliminary Prospectus; the
     Preliminary Prospectus is covered by paragraph (aa) below. As used herein the term "Designated Static Pool Information" shall mean the static pool information referred to in the Preliminary Prospectus and the Prospectus under the caption "Static Pool Information" but deemed to be excluded from the

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     Registration Statement and the Prospectus pursuant to Item 1105(d) of
     Regulation AB issued under the Act.

               (aa) The Preliminary Prospectus at the Time of Sale did not, and
     at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from the Preliminary Prospectus based upon Underwriters' Information.

               (bb) The Preliminary Prospectus and the Designated Static Pool
     Information, taken together, at the Time of Sale did not, and at the
     Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus);
     provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from either the Preliminary Prospectus or the Designated Static Pool Information based upon Underwriters'
     Information.

               (cc) Other than with respect to the Preliminary Prospectus, the
     Prospectus and the Permitted Additional Information (as defined below), the
     Company (including its agents and representatives) has not made, used, authorized or approved and will not make, use, authorize or approve any
     "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Notes.

          (ii) The Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation, and the Company is a limited liability company, duly formed, validly existing and in good standing under the laws of its state of formation, and each of the Depositor and the Company has all power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in the Prospectus.

          (iii) Each of the Company and the Depositor has, and will have, the requisite power to execute and deliver the Related Documents and this
     Underwriting Agreement to which it is a party, and any other agreement or document executed by either of them in connection with the issuance and sale of the Notes and this Underwriting Agreement and to perform their respective obligations hereunder and thereunder.

          (iv) Each of the Related Documents and this Underwriting Agreement to which it is a party has been, or will be, duly and validly authorized, executed and delivered by each of the Company and the Depositor, and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Related Documents and this Underwriting
     Agreement constitutes, or will constitute on the Closing Date, the valid, legal and binding obligation of each of the Company and the Depositor, enforceable against each of the Company and the Depositor in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) the application of equitable principles in any proceeding, whether at law or in equity or (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Underwriting Agreement that purport to provide indemnification for securities laws liabilities.

          (v) The Notes will conform to the description thereof contained in the
     Preliminary Prospectus and the Prospectus and when the Notes are duly and validly executed, issued and delivered in accordance with the Related
     Documents, and sold to the Underwriters as provided herein, will each be validly issued and outstanding and entitled to the benefits of the
     Indenture.

          (vi) Neither the execution and delivery by the Company or the
     Depositor of any Related Document or this Underwriting Agreement to which it is a party nor the consummation by the Company or the Depositor of the transactions contemplated herein or therein, nor the issuance of the Notes by the Company or the public offering thereof as contemplated in the
     Preliminary Prospectus and the Prospectus, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other person (collectively, "Liens") upon any of the property or assets of the Company or the Depositor (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Company or the Depositor is party or by which either of them is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of formation or limited liability company agreement of the Company or the certificate of formation or limited liability company agreement of the Depositor.

          (vii) Other than as set forth in or contemplated by the Prospectus, there are no legal or governmental proceedings pending to which the
     Depositor or the Company is a party or of which any property or assets of the Depositor or the Company are the subject of which, if determined adversely to the Depositor or the Company, as applicable, would individually or in the aggregate have a material adverse effect on the business, the financial position, the business prospects, the operations of the Depositor or the Company, as applicable, or on the performance by the
     Depositor or the Company, as applicable, of its obligations hereunder or under the Related Documents to which it is a party; and, to the best knowledge of the Depositor and the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (viii) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by the Company or the Depositor of any Related
     Document or this Underwriting Agreement to which it is a party or the performance by the Company or the Depositor under any Related Document or this Underwriting Agreement to which it is a party or (ii) the offer, sale or delivery of the Notes, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially adversely affect the ability of the Company or the Depositor to perform its obligations under any Related
     Document or this Underwriting Agreement.

          (ix) Each of the Company and the Depositor possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus and Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Notes or the financial condition of the Company or the Depositor, and neither the Company nor the Depositor has received, nor will have received as of the Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition

          (x) Each of the representations and warranties of the Depositor and the Company set forth in each Related Document is true and correct in all material respects.

          (xi) Neither the Depositor nor the Company is now, and following the issuance of the Notes, neither the Depositor nor the Company will be, an
     "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xii) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

          (xiii) The Depositor was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Underwriting Agreement was made, an "ineligible issuer" as defined in Rule 405 under the Act.

     (b) GECC represents and warrants to the Underwriters, as of the date hereof, that:

          (i) GECC is a corporation, duly organized and validly existing under the laws of its state of formation and GECC has all power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in the Prospectus.

          (ii) GECC has, and will have, the requisite power to execute and deliver the Related Documents and this Underwriting Agreement to which it is a party, and any other agreement or document executed by it in connection with the issuance and sale of the

     Notes and this Underwriting Agreement and to perform its obligations hereunder and thereunder.

          (iii) Each of the Related Documents and this Underwriting Agreement to which it is a party has been, or will be, duly and validly authorized, executed and delivered by GECC and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Related
     Documents and this Underwriting Agreement constitutes, or will constitute on the Closing Date, the valid, legal and binding obligation of GECC, enforceable against GECC in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) the application of equitable principles in any proceeding, whether at law or in equity or (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Underwriting Agreement that purport to provide indemnification for securities laws liabilities.

          (iv) Neither the execution and delivery by GECC of any Related
     Document or this Underwriting Agreement to which it is a party nor the consummation by GECC of the transactions contemplated herein or therein, nor the public offering thereof as contemplated in the Prospectus and the
     Prospectus Supplement, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any Liens upon any of the property or assets of GECC (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which GECC is party or by which it is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree or the articles on incorporation or the by-laws of GECC.

          (v) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by GECC of any Related Document or this Underwriting Agreement to which it is a party or the performance by GECC under any Related Document or this Underwriting Agreement to which it is a party or (ii) the offer, sale or delivery of the Notes, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially adversely affect the ability of GECC to perform its obligations under any Related Document or this Underwriting Agreement.

          (vi) GECC possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus and Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Notes or the financial condition of GECC, and GECC has not received, nor will have received as of the Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

          (vii) Each of the representations and warranties of GECC set forth in each Related Document to which it is a party is true and correct in all material respects.

     Section 3. Purchase, Sale and Delivery of Notes. (a) On the basis of the representations, warranties and agreements contained in this Underwriting
Agreement, but subject to the terms and conditions set forth in this
Underwriting Agreement, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor, the respective original principal amounts of the Notes set forth in Schedule I hereto opposite the name of such
Underwriter, plus any additional original principal amount of Notes which such
Underwriter may be obligated to purchase pursuant to Section 12 hereof, at the purchase price therefor set forth in Schedule I hereto.

     (b) Against payment of the purchase price specified in Schedule I hereto in same day funds drawn to the order of the Depositor (or paid by such other manner as may be agreed upon by the Depositor and the Representative), the Depositor will deliver the Notes to the Underwriters at the offices of Mayer, Brown Rowe &
Maw LLP, 1675 Broadway, New York, New York 10019 on December 14, 2006, or at
such other place and time as the Representative and the Depositor shall agree upon, each such time being herein referred to as a "Closing Date." The Notes will initially be maintained through the facilities of The Depository Trust
Company, as indicated in the Prospectus Supplement.

     Section 4. Public Offering of Notes. (a) Each Underwriter agrees that all offers, solicitations and sales shall be made in compliance with all applicable securities laws and regulations. Furthermore, such Underwriter shall comply with all applicable securities laws and regulations in connection with the use of
Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the
Act.

     (b) It is understood by the parties hereto that the Underwriters shall offer and/or solicit offers for the Notes for sale to the public (which may include selected dealers), as set forth in the Preliminary Prospectus and the
Prospectus.

     Section 5. Covenants of the Depositor. The Depositor covenants and agrees with each Underwriter:

     (a) The Depositor shall prepare a Prospectus Supplement setting forth the amount of Notes and the terms thereof not otherwise specified in the Base
Prospectus, the price at which the Notes are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the
Representative and the Depositor deem appropriate in connection with the offering of the Notes; provided, however, that each of the Company and the
Depositor shall make no amendment or supplement to the Registration Statement affecting or relating to any material extent to the Notes, and shall make no amendment or supplement to the Prospectus or the Prospectus Supplement relating to the Notes without furnishing the Representative with a copy of the proposed form

thereof and providing the Representative with a reasonable opportunity to review the same, and shall not file with the Commission any such amendment or supplement to which the Representative shall reasonably object; and, provided further, that each of the Company and the Depositor shall advise the
Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, or the Prospectus or for additional information;
and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of the Prospectus Supplement relating to the
Notes or suspending any such qualification, promptly shall use its best efforts to obtain its withdrawal.

     (b) The Depositor shall endeavor to arrange for the qualification of the
Notes for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and to maintain such qualification in effect so long as required for the initial sale of the Notes; provided, however, that the
Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

     (c) The Depositor shall furnish the Underwriters copies of each related
Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the
Underwriters may from time to time reasonably request; and, if the delivery of a
Prospectus shall be at the time required by law in connection with sales of the
Notes and either (i) any event shall have occurred as a result of which the
Prospectus or Prospectus Supplement would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, to notify the
Representative and to prepare and furnish to the Representative as the
Representative may from time to time reasonably request an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the
Depositor will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided that the Depositor shall not effect any such amendment without the consent of the Representative.

     (d) The Depositor shall file or cause to be filed with the Commission, on a timely and complete basis, all reports required to be filed with respect to the
Notes pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (e) So long as any of the Notes are outstanding, the Depositor shall furnish each Underwriter copies of all reports or other communications
(financial or other) furnished to holders of such Notes, and deliver to the
Underwriters during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the

Commission and (ii) such additional information concerning the business and financial condition of the Depositor as such Underwriter may from time to time reasonably request.

     (f) The Depositor shall pay all expenses (other than fees of counsel for the Underwriters, except as provided below) incident to the performance of the obligations under this Underwriting Agreement, including:

          (i) the word processing, printing and filing of the Registration
     Statement as originally filed and of each amendment thereto;

          (ii) the reproduction of this Underwriting Agreement and each Related
     Document;

          (iii) the preparation, printing, issuance and delivery of the Notes to the Underwriters;

          (iv) the fees and disbursements of counsel and accountants for GECC and/or the Depositor;

          (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(b) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky
     Survey, if any;

          (vi) if requested by the Representative, the determination of the eligibility of the Notes for investment and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a legal investment memorandum;

          (vii) the printing and delivery to the Underwriters of copies of the
     Preliminary Prospectuses, and of the Prospectus and Prospectus Supplement
     and any amendments or supplements thereto;

          (viii) the fees of the rating agencies rating the Notes; and

          (ix) the fees and expenses of the Indenture Trustee and its counsel.

     If the sale of the Notes is not consummated by reason of any failure, refusal or inability on the part of GECC or the Depositor to perform any agreement on its part to be performed or because any condition of the
Underwriters' obligations hereunder required to be fulfilled shall not have been fulfilled (other than as a result of any breach or default by the Underwriters), the Depositor shall be obligated to reimburse the Underwriters for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (g) So long as the Notes are outstanding, or until such time as each
Underwriter shall cease to maintain a secondary market in such Notes, whichever occurs first, the Depositor shall deliver to each Underwriter all statements and reports furnished to the Indenture Trustee

                                       10

pursuant the Related Documents, as soon as such statements and reports are furnished to the Indenture Trustee.

     (h) The Depositor will cause the Final Terms (as defined in Section 8(b)
hereof) to be transmitted to the Commission for filing pursuant to Rule 433 under the Act by means reasonably calculated to result in filing with the
Commission pursuant to such rule.

     Section 6. Conditions Precedent to the Obligations of the Underwriters. The
obligation of the Underwriters to purchase and pay for the Notes is subject to the accuracy of the representations and warranties on the part of GECC and the
Depositor herein and in the Related Documents to which they are parties as of the Closing Date, to the accuracy of the statements of officers or managers of
GECC and the Depositor made pursuant to the provisions hereof, to the performance by each of GECC and the Depositor of its obligations hereunder and to the following additional conditions precedent:

     (a) The Registration Statement shall have become effective not later than
4:00 p.m., New York time, on the day following the date of this Underwriting
Agreement or such later date as shall have been consented to by the
Representative; and prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of
GECC or the Depositor, shall be contemplated by the Commission.

     (b) Each of GECC and the Depositor shall have delivered on or before the
Closing Date to the Representative a certificate, dated as of such Closing Date, signed by the president, senior vice president, vice president, manager, or other officer or authorized person of GECC or the Depositor, as applicable, to the effect that the signer and/or persons for whom the signer has management authority of such certificate has carefully examined the Registration Statement, the Preliminary Prospectus, the Prospectus, each Related Document and this
Underwriting Agreement and that:

          (i) to the best of such person's knowledge, the representations and warranties of GECC and/or the Depositor, as the case may be, in this
     Underwriting Agreement and in each Related Document to which it is a party are true and correct in all material respects at and as of such Closing
     Date with the same effect as if made on such Closing Date;

          (ii) each of GECC and the Depositor, as the case may be, has complied with all the Related Documents to which it is a party and satisfied all the conditions on its part to be performed or satisfied at or prior to such
     Closing Date;

          (iii) no stop order suspending the effectiveness of the Registration
     Statement has been issued and no proceedings for that purpose have been initiated or, to GECC's or the Depositor's knowledge, threatened as of such
     Closing Date; and

          (iv) nothing has come to such person's attention that would lead such person to believe that the Registration Statement or the Prospectus, each as amended and supplemented as of such Closing Date or the Preliminary
     Prospectus, as of the Time of Sale, contains any untrue statement of a material fact or omits to state any material fact

                                       11

     necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) Since the respective dates as of which information is given in the
Prospectus and Prospectus Supplement, there shall not have occurred any material adverse change or any development involving a prospective material adverse change in or affecting particularly the business or assets of the Company, the
Depositor, or any material adverse change in the financial position or results or operations of the Company, the Depositor or GECC otherwise than as set forth or contemplated in the Prospectus as of the date hereof, which in the
Representative's reasonable judgment materially impairs the investment quality of the Notes so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus and Prospectus Supplement.

     (d) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for GECC, GECS and the Depositor, an
opinion, dated the Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, relating to certain corporate, securities law and security interests matters.

     (e) [Reserved].

     (f) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for GECC and the Depositor, an opinion, dated the Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, relating to certain insolvency and bankruptcy matters and federal income tax matters.

     (g) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for the Indenture Trustee (or its agent, as applicable), an opinion, dated the Closing Date, addressed to the Underwriters,
GECC and the Depositor and satisfactory in form and substance to the
Representative and to counsel to the Underwriters.

     (h) Counsel to GECC and the Depositor shall have furnished to the
Representative any opinions supplied to the rating agencies relating to certain matters with respect to the Notes, which opinions shall also be addressed to the
Underwriters.

     (i) The Representative shall have received (i) a letter, dated November 21,
2006, relating to the Preliminary Prospectus and (ii) a letter, dated December
5, 2006, relating to the Prospectus, each addressed to the Underwriters, from certified public accountants (who shall be satisfactory to the Representative), substantially in the form approved by the Representative and counsel to the
Underwriters.

     (j) All documents incident to the Related Documents and this Underwriting
Agreement shall be reasonably satisfactory in form and substance to the
Representative and counsel to the Underwriters; and GECC and/or the Depositor shall furnish the Representative and counsel to the Underwriters with such other opinions, certificates, letters and documents as the Representative or counsel to the Underwriters shall reasonably request.

                                       12

     (k) The Class A-1 Notes shall have been rated no less than "P-1" by Moody's
Investors Services, Inc. ("Moody's"), "A-1+" by Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "F1+" by
Fitch, Inc. ("Fitch"), each of the Class A-2 Notes, the Class A-3 Notes and the
Class A-4 Notes shall have each been rated no less than "Aaa" by Moody's and
"AAA" by S&P and Fitch, the Class B Notes shall have been rated no less than
"A1" by Moody's and "A" by S&P and Fitch and the Class C Notes shall have been rated no less than "Baa3" by Moody's and "BBB" by S&P and Fitch, such ratings shall not have been rescinded, and no public announcement shall have been made by the respective rating agencies that the rating of the Notes have been placed under review.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representative by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof.

     Section 7. Indemnification and Contribution. (a) The Depositor and GECC,
jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls the Underwriter within the meaning of the Act or the
Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the
Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration
Statement, (ii) the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), (iii) the Prospectus, (iv) the
Designated Static Pool Information or (v) information provided by the Depositor or GECC to the extent used in the written communications constituting an electronic road show within the meaning of Rule 433(h) under the Act, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse each Underwriter (or any person controlling such Underwriter) for any legal or other expenses (except where the Underwriter is required to bear such expenses pursuant to Section 7(c)) reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; which expenses the indemnifying party shall pay as and when incurred, at the request of such Underwriter (or any person controlling such Underwriter), to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses; provided, however, that (i)
none of the Depositor or GECC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made under the second and fourth paragraphs under "Underwriting" in the
Prospectus Supplement in reliance upon and in conformity with written information furnished to the Depositor or GECC by any Underwriter expressly for use therein (the "Underwriter Information") and (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or supplement thereto) shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Notes that are the subject thereof if the untrue statement or omission of a material fact contained

                                       13

in such Prospectus (or supplement thereto) was corrected (a "Corrected
Statement") in such supplement and such supplement was furnished by the
Depositor or GECC to the Underwriter prior to the delivery of the confirmation of the sale of such Notes, but such Underwriter did not furnish such supplement to the Prospectus containing the Corrected Statement to such investor prior to the delivery of such confirmation. This indemnity agreement will be in addition to any liability which the Depositor or GECC may otherwise have.

     (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Depositor, GECC, each of their respective directors and officers who signed the Registration Statement relating to the Notes, and each person who controls the Depositor or GECC within the meaning of the Act or the
Exchange Act (i) to the same extent as the foregoing indemnities from the
Depositor and GECC to the Underwriter, but only in the Underwriter Information and (ii) with respect to the failure on the part of such Underwriter to convey to any investor with whom such Underwriter entered into a "contract of sale"
within the meaning contemplated by Rule 159 of the Act (a "Contract of Sale"), prior to the time such investor entered into such Contract of Sale, the
Preliminary Prospectus. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7(a) or (b), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability unless such indemnified party is materially harmed by such failure and shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses and to otherwise participate in the defense of such action in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel)
for the indemnified parties, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the

                                       14

expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof)
in such proportion as is appropriate to reflect the relative benefits received by the Depositor and GECC on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor and GECC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Depositor and GECC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor and GECC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or GECC on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this subsection (d), no
Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate underwriting discounts actually paid to such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The Depositor, GECC and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims,

                                       15

damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(c); which expenses the indemnifying party shall pay and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

     Notwithstanding anything to the contrary in Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of Section 7(d), each person who controls the Underwriter within the meaning of either the Act or the Exchange
Act shall have the same rights to contribution as the Underwriter, and each person who controls the Depositor or GECC within the meaning of either the Act or the Exchange Act, each officer of the Depositor or GECC who shall have signed the Registration Statement and each director of the Depositor or GECC shall have the same rights to contribution as the Depositor or GECC, as applicable, subject in each case to the immediately preceding sentence of this paragraph.

     Section 8. Offering Communications. (a) For purposes hereof, "Free Writing
Prospectus" shall have the meaning given such term in Rule 405 under the Act.
"Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act, relating to the Notes that (i) is required to be filed with the Commission by the Depositor or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Notes or of the offering that does not reflect the final terms. "Permitted
Additional Information" shall mean information that is included in any road show presentation the Company, the Depositor or GECC has approved (each, a "Road
Show").

     (b) Other than the Preliminary Prospectus, Prospectus and the Permitted
Additional Information, each Underwriter represents, warrants and agrees with
GECC and the Depositor that: (i) it has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to, any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Act; and (ii)
it shall, for a period of at least three years after the Time of Sale, maintain written and/or electronic records regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such
Contract of Sale, as set forth in the related confirmation of trade.
Notwithstanding the foregoing, the Depositor agrees that the Underwriters may disseminate information on Bloomberg to prospective investors relating solely to
(i) information of the type identified in Rule 134 of the Act, (ii) information included in the Preliminary Prospectus, (iii) the status of allocations and subscriptions of the Notes, expected pricing parameters of the Notes and the yields and weighted average lives of the Notes, and (iv) information constituting final terms of the Notes within the meaning of Rule 433(d)(5)(ii)
under the Act. Each Underwriter represents that communications

                                       16

containing information described in clauses (i), (ii) and (iii) of the immediately preceding sentence shall not be required to be filed with the
Commission as Free Writing Prospectuses. No later than 10:00 A.M. New York City time on the first day following determination of the interest rates and initial principal amounts of the Notes, the Underwriters shall provide to the Depositor, for filing with the Commission as provided in Section 5(h), a Free Writing
Prospectus (the "Final Terms") containing final terms of the Notes.

     (c) Each Underwriter that uses the Internet or other electronic means to offer or sell the Notes severally represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure compliance in all material respects with all applicable legal requirements under the Act.

     Section 9. Agreement of each Underwriter. (a) Each Underwriter agrees that
(i) if the Prospectus is not delivered with the confirmation in reliance on Rule
172 under the Act, it will include in every confirmation sent out by such
Underwriter the notice required by Rule 173 under the Act, informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a Person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus to such Person; and (iii) if an electronic copy of the Prospectus is delivered by such Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Depositor specifically for use by such
Underwriter pursuant to this Section 9; for example, if the Prospectus is delivered to such Underwriter by or on behalf of the Depositor in a single electronic file in a read-only format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in read-only format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in read-only format, upon such Underwriter's receipt of a request from the investor within the period for which delivery of the
Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

     (b) Prior to the Closing Date, each Underwriter shall notify GECC and the
Depositor of (i) the date on which the Preliminary Prospectus is first used and
(ii) the time of the first Contract of Sale to which such Preliminary Prospectus relates.

     (c) Each Underwriter represents and agrees (i) that it did not enter into any commitment to sell any Notes prior to the Time of Sale, it did not enter into any Contract of Sale for any Notes prior to the Time of Sale and, without limiting the foregoing, it did not enter into a Contract of Sale with an investor in the Notes prior to the delivery of the Preliminary Prospectus to such investor, and (ii) that it will, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(a)(11) of the Act) with respect to the Notes, deliver to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to such Underwriter by the Depositor or by GECC), prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary
Prospectus.

                                       17

     (d) If the Depositor, GECC or an Underwriter determines or becomes aware that any "written communication" (as defined in Rule 405 under the Act)
(including the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the Contract of Sale)
made or prepared by the Depositor or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the
Depositor or such Underwriter may prepare corrective information, with notice to the other party and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any Person with whom a Contract of
Sale was entered into based on such written communication or oral statement, and such information shall provide any such Person with the following:

          (i) adequate disclosure of the contractual arrangement;

          (ii) adequate disclosure of the Person's rights under the existing
     Contract of Sale at the time termination is sought;

          (iii) adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

          (iv) a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new
     Contract of Sale.

     Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 7.

     Section 10. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Depositor prior to delivery of and payment for the Notes, if prior to such time there shall gave occurred (i) any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes on the terms and in the manner contemplated by the Prospectus and the Prospectus Supplement,
as amended or supplemented, (ii) the suspension of trading generally by either the American Stock Exchange or the New York Stock Exchange, or the establishment of minimum or maximum prices or ranges of prices, by either of such exchanges or by order of the Commission or any other governmental authority, or any general banking moratorium declared by federal or New York authorities, or (iii) a disruption in securities settlement, payment or clearance services in the United
States.

     Section 11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each of GECC, the Depositor or their respective officers or managers and of the
Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, GECC, the
Depositor or any of their respective representatives, officers, managers or directors of any controlling person, and will survive delivery of and payment for the Notes. Notwithstanding

                                       18

anything to the contrary herein, the provisions of Section 7 hereof shall survive the termination or cancellation of this Underwriting Agreement.

     Section 12. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Notes which it or they are obligated to purchase under this Underwriting Agreement (the
"Defaulted Notes"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting
Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

     (a) if the principal amount of Defaulted Notes does not exceed 10% of the principal amount of the Notes to be purchased pursuant to this Underwriting
Agreement, each of the non-defaulting Underwriters named in this Underwriting
Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting
Underwriters, or

     (b) if the principal amount of Defaulted Notes exceeds 10% of the principal amount of the Notes to be purchased pursuant to this Underwriting Agreement, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 12 shall relieve any defaulting
Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representative or the Depositor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or
Prospectus Supplement or in any other documents or arrangements.

     Section 13. Notices. All communications hereunder will be in writing and:

          (i) if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative at:

                                       19

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, New York 10036
               Attention: Todd Singer
               Telephone: (212) 761-2755
               Facsimile: (212) 507-4254

               with a copy to:

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, New York 10036
               Attention: James Y. Lee
               Telephone: (212) 761-7034
               Facsimile: (212) 507-4782

               with a copy to:

               McKee Nelson LLP
               One Battery Park Plaza, 33rd Floor
               New York, New York 10004
               Attention: Matthew P. Joseph
               Telephone: (917) 777-4333
               Facsimile: (917) 777-4299;

          (ii) if sent to the Depositor, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

               CEF Equipment Holding, LLC
               44 Old Ridgebury Road
               Danbury, Connecticut 06810
               Attention: Capital Markets Operations
               Telephone: (203) 796-5518
               Facsimile: (203) 796-5554;

               with a copy to:

               Mayer, Brown Rowe & Maw LLP
               1675 Broadway
               New York, NY 10019
               Attention: Paul Jorissen
               Telephone: (212) 506-2555
               Facsimile: (212) 849-5555;

                                       20

          (iii) if sent to GECC, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

               General Electric Capital Corporation
               44 Old Ridgebury Road
               Danbury, Connecticut 06810
               Attention: General Counsel
               Telephone: (203) 796-1000
               Facsimile: (203) 796-1313;

or to such other address as GECC, the Depositor or the Representative may designate in writing to the other parties hereto.

     Section 14. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the Underwriters, GECC and the Depositor and their respective successors and the officers, managers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligations hereunder.

     Section 15. Governing Law. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE
GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH PARTY
HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW
YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF
NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO
THIS UNDERWRITING AGREEMENT, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT
OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL
COURT, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO,
THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OF
PROCEEDING.

     Section 16. Nonpetition Covenant. Notwithstanding any prior termination of this Underwriting Agreement, the Underwriters, prior to the date which is one year and one day after the payment in full of all Notes issued by the Company, shall not acquiesce, petition or otherwise invoke or cause the Depositor or the
Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Company under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the
Depositor or the Company.

     Section 17. Counterparts. This Underwriting Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate

                                       21

counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 18. Nature of Underwriters' Services. The Depositor acknowledges and agrees that each Underwriter in providing investment banking services to the
Depositor in connection with the offering, including in acting pursuant to the terms of this Underwriting Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Depositor does not intend any
Underwriter to act in any capacity other than independent contractor, including as a fiduciary. For avoidance of doubt, the Underwriters are not acting as agents or representatives of the Company.

                                       22

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement among the Underwriters, the
Depositor and GECC.

                                        Very truly yours,

                                        CEF EQUIPMENT HOLDING, L.L.C.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Accepted and agreed in New York, New York,
as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED

By:
    ---------------------------------
    Name:
    Title:

Acting on behalf of itself and, if applicable,
as the Representative of the Underwriters.

                                   Schedule I

                                                             Approximate
                                            Approximate        Amount
                                              Amount         Purchased by       Approximate
                                           Purchased by     Merrill Lynch,        Amount
                Initial       Purchase    Morgan Stanley    Pierce, Fenner       Purchased
               Principal        Price         & Co.            & Smith          by ABN AMRO
  Class         Amount       Percentage    Incorporated      Incorporated     Incorporated
---------   --------------   ----------   --------------   ---------------   ----------------

Class A-1   $  218,000,000   100.00000%    $ 76,750,000      $ 76,750,000      $19,000,000
Class A-2   $  190,500,000    99.99352%    $ 60,250,000      $ 60,250,000      $21,000,000
Class A-3   $  318,000,000   100.00000%    $112,000,000      $112,000,000      $29,000,000
Class A-4   $  268,789,000   100.00000%    $ 94,894,500      $ 94,894,500      $24,000,000
Class B     $   34,248,000   100.00000%    $ 17,124,000      $ 17,124,000      $         0
Class C     $   24,236,000   100.00000%    $ 12,118,000      $ 12,118,000      $         0
Total       $1,053,773,000

                                            Approximate     Approximate         Approximate
                                               Amount         Amount              Amount
                Initial       Purchase      Purchased by    Purchased by     Purchased by The
               Principal        Price     Banc of America    J.P. Morgan     Williams Capital
  Class         Amount       Percentage    Securities LLC  Securities Inc.      Group, L.P.
---------   --------------   ----------   ---------------  ---------------   ----------------

Class A-1   $  218,000,000   100.00000%     $19,000,000      $19,000,000       $7,500,000
Class A-2   $  190,500,000    99.99352%     $21,000,000      $21,000,000       $7,000,000
Class A-3   $  318,000,000   100.00000%     $29,000,000      $29,000,000       $7,000,000
Class A-4   $  268,789,000   100.00000%     $24,000,000      $24,000,000       $7,000,000
Class B     $   34,248,000   100.00000%     $         0      $         0       $        0
Class C     $   24,236,000   100.00000%     $         0      $         0       $        0
Total       $1,053,773,000

Total Purchase Price: $1,053,760,655.60